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                                                                    EXHIBIT 10.2

                        PAREXEL INTERNATIONAL CORPORATION

                                 Amendment No. 1
                                       to
                            2001 STOCK INCENTIVE PLAN

The 2001 Stock Incentive Plan (the "Plan") of PAREXEL International Corporation is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

Section 5(f) shall be amended and restated in its entirety to read as follows:

         "(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                  (1) in cash or by check, payable to the order of the Company;

                  (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or
                           (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

                  (3) by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

                  (4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

                  (5) by any combination of the above permitted forms of payment.

                  A holder of an option who is a participant in a deferred compensation plan established by the Company may elect, with the permission of the Committee and in accordance with such rules as may be established by the Committee from time to time, to defer the receipt of any shares of Common Stock issuable upon the exercise of an Option, provided that such election is irrevocable and that such election is

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         made at least a specified number of days prior to the exercise of the
         Option which number of days shall be determined by the Committee. The optionee's account under such deferred compensation plan shall be credited with a number of shares of Common Stock equal to the number of shares so deferred."

Except as aforesaid, the Plan shall remain in full force and effect.

                              Adopted by the Board of Directors on July 1, 2003.